SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FRANKLIN WIRELESS CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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FRANKLIN WIRELESS CORP.

2023

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

_____________________

DECEMBER 21, 2023

at 2:00 p.m. Pacific Time

Franklin Wireless Corp.

9707 Waples Street

Suite 150

San Diego, CA 92121

FRANKLIN WIRELESS CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 21, 2023

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Franklin Wireless Corp. (“Franklin” or the “Company”) will be held virtually online on Thursday, DECEMBER 21, 2023, at 2:00 p.m. Pacific Time.

At this year’s Annual Meeting, the agenda will include: (i) the election of directors; (ii) to hold an advisory vote on executive compensation, (iii) the ratification of the selection of our independent registered public accounting firm for fiscal 2024; and (iv) the transaction of such other business as may properly come before the meeting or any adjournment thereof. Please refer to the enclosed proxy statement for detailed information on each of these proposals and other important information about the Company.

To attend the annual meeting, vote, and submit your questions during the annual meeting, please visit http://mountainsharetransfer.com/fkwl/. You will log into the annual meeting by entering your name, a valid email address and unique control number found on your Notice of Internet Availability, proxy card or voting instruction form. We hope you will be able to attend the annual meeting online, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy, or vote by telephone, facsimile or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the annual meeting.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under applicable Nevada corporate law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 12:00 p.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on our investor relations website at http://mountainsharetransfer.com/fkwl/.

The Company intends to furnish the Annual Report, Proxy Statement and Proxy card on or about November 12, 2023 to all stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on October 12, 2023 will be entitled to attend and vote at the meeting.  A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company, during usual business hours, for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof.

By Order of the Board of Directors

/s/ OC Kim
OC Kim
President

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

Franklin Wireless Corp.

9707 Waples Street

Suite 150

San Diego, California 92121

(858) 623-0000

______________________

PROXY STATEMENT

_______________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Wireless Corp. (“Franklin” or the “Company”) to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) which will be held on a virtual online platform via Zoom on Thursday, DECEMBER 21, 2023, at 2:00 p.m. Pacific Time, and at any postponements or adjournments thereof. The link to the Zoom meeting can be found at http://mountainsharetransfer.com/fkwl/.  The proxy materials will be furnished to stockholders on or about November 12, 2023.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock online, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal contact, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on October 12, 2023, will be entitled to receive notice of, attend and vote at the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Company is mailing a notice of meeting and internet availability of documents to the last known address of its shareholders. Shareholders wanting a printed, paper version of the documents may request so in writing by contacting the Transfer Agent, Mountain Share Transfer, prior to the meeting date.

Mountain Share Transfer, LLC.

www.mountainsharetransfer.com

2030 Powers Ferry Road SE

Suite # 212

Atlanta, Ga. 30339

These documents are being made available to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting. These materials describe the proposals on which the Company would like you to vote and to give you information on these proposals so that you can make an informed decision.

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What is included in these materials?

These materials include:

•	this Proxy Statement for the Annual Meeting;

•	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, and

•	the proxy card or vote instruction form for the Annual Meeting.

What is the proxy card?

The proxy card enables you to appoint OC Kim, our President, as your representative at the Annual Meeting. By completing and returning a proxy card, you are authorizing this individual to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of five persons named herein as nominees for directors of the Company to hold office, subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified; (ii) ratification of the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year 2024; (iii) to hold an advisory vote on executive compensation; and (iv) such other matters as may properly come before the meeting or any adjournment thereof.

What constitutes a quorum?

Holders of a majority of shares of our Common Stock entitled to vote at the Annual Meeting must be present at our Annual Meeting, online or by proxy, to constitute a quorum necessary to conduct the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If, on October 12, 2023, your shares were registered directly in your name with our transfer agent, Mountain Share Transfer, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the online Annual Meeting, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If, on October 12, 2023, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

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How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•	By Mail. You may vote by completing, signing, dating, and returning your proxy card in the pre-addressed, postage-paid envelope provided.

•	Through the Internet. Go to the website set forth on your proxy card and follow the instructions provided at the website.

•	At the Online Annual Meeting. You may attend and vote at the online Annual Meeting, following the instructions provided.

•	Other methods. You may vote by completing, signing, dating, and returning your proxy card via email or facsimile following the instructions set forth on your proxy card.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•	Through the Internet. If provided to you by the organization that holds your shares, follow the instructions for voting through the Internet.

•	At the Online Meeting. If you are a beneficial owner of shares held in street name and you wish to vote your shares at the online Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Abstentions and broker non-votes

While the inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast." However, abstentions and "broker non-votes" will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. The term “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by email or facsimile that you wish to vote as recommended by the Board of Directors, or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holder will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally not vote on non-routine matters, such as the election of directors.

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What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	for election of the five directors nominated to hold office, subject to the provisions of the Bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	to approve the ratification of the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year 2024.

•	for approval of the resolution approving the compensation of the Company’s named executive officers.

With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by the Board of Directors or, if no recommendation is given, in his own discretion.

How are Proxy materials delivered to households?

For shareholders receiving proxy material by mail, only one copy of the Company's 10-K for the fiscal year ending June 30, 2023 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company's 10-K for the fiscal year ending June 30, 2023, as amended, and this Proxy Statement upon such request. If you share an address with at least one other stockholder and you currently receive one copy of our Annual Report and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Franklin Wireless Corp., 9707 Waples Street, Suite 150, San Diego, CA 92121 Attention: Corporate Secretary.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 28, 2023, by each director and executive officer of the Company, each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, and all directors and executive officers of the Company as a group. Except as otherwise indicated below, each person has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

Shares Beneficially Owned
Name and Address	Number		Percent
Joon Won Jyoung 9707 Waples Street, Suite 150, San Diego, CA 92121	1,004,948	(1)	8.5%

OC Kim 9707 Waples Street, Suite 150, San Diego, CA 92121	1,096,695		9.3%

Gary Nelson 9707 Waples Street, Suite 150, San Diego, CA 92121	314,008		2.7%

Yun J. (David) Lee 9707 Waples Street, Suite 150, San Diego, CA 92121	185,000		1.6%

Johnathan Chee 9707 Waples Street, Suite 150, San Diego, CA 92121	13,500		0.1%

Paul Packer 805 Third Ave., 15th Floor, New York, NY 10022	874,292	(2)	7.4%
All directors and executive officers as a group	3,488,443		29.6%

(1)	A person known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock.

(2)	Based solely on a Schedule 13G dated December 31, 2022, which indicates that Mr. Packer may be deemed to beneficially own 874,292 shares. With respect to these shares, Mr. Packer has shared voting power and shared dispositive power with Globis Capital Partners, L.P., Globis Capital Advisors, L.L.C., Globis Overseas Fund, Ltd., Globis Capital Management, L.P. and Globis Capital, L.L.C.

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INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the President and other key executives, visits to the Company’s facilities, by reading the reports and other materials that we send them and by participating in Board and committee meetings. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Biographical information about our directors is provided in “Proposal No. 1: Proposal for Election of Five Directors.” Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years.

Our Board currently consists of five persons, and all of them have been nominated by the Company to stand for election.

Name	Age	Position
OC Kim	58	President and Director
Gary Nelson	83	Chairman of the Board and Director
Johnathan Chee	60	Director
Heidy Chow	45	Director
Kristina Kim	60	Director

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•	Except as described below, been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•	Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In October 2023, a civil jury in a private derivative action returned a verdict for $2,000,000 in favor of the Company against the Company’s Chief Executive Officer, O.C. Kim, for violation of Section 16(b) of the Securities Exchange Act of 1934, for receiving “short-swing” profits from a sale and purchase of Franklin shares.

How often did the Board meet during fiscal 2023?

During fiscal 2023, the Board of Directors held four meetings. Each director attended all of the meetings of the Board.

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What committees has the Board established?

The Board of Directors has established three committees:

•	Audit Committee consisting of Heidy Chow, CPA (committee chair), Gary Nelson, and Kristina Kim.

•	Compensation Committee consisting of Gary Nelson (committee chair) and Johnathan Chee.

•	Nominating Committee consisting of Gary Nelson (committee chair) and Johnathan Chee.

Audit Committee

The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company’s independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent auditor’s qualifications and independence, and (3) the performance of the independent auditors. In addition, the Committee renders its report for inclusion in the Company’s annual proxy statement. The Audit Committee’s charter is available on the Company’s website at www.franklinwireless.com

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. During fiscal 2023, the Audit Committee met four times. The current members of the Audit Committee meet the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Heidy Chow is an “audit committee financial expert” within the meaning of the Securities Exchange Act of 1934. The Report of the Audit Committee is presented elsewhere in this Proxy Statement.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s President and other executives. The Committee also determines individuals to be granted options under the Company’s Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plan. The Compensation Committee’s charter is available on the Company’s website at www.franklinwireless.com.

During fiscal 2023, the Compensation Committee met three times.

Nominating Committee

The Nominating Committee is responsible for identifying individuals qualified to become directors. The Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the members of the Board of Directors, (2) our stockholders, and (3) third parties, such as service providers. In evaluating potential candidates for director, the Board of Directors considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;
•	the ability to exercise sound judgment;
•	the ability to make independent analytical inquiries;
•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and
•	the appropriate and relevant business experience and acumen.

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The Board of Directors will consider nominees recommended by stockholders if such recommendations are made in writing to the Board in compliance with the Bylaws of the Company. The Board of Directors does not plan to change the manner in which it evaluates nominees for election as a director based on whether the nominee has been recommended by a stockholder or otherwise.

In considering new nominees and whether to re-nominate existing members of the Board, the committee seeks to achieve a Board with strengths in its collective knowledge and a broad diversity of perspectives, skills and business and professional experience. Among other items, the committee looks for a range of experience in strategic planning, sales, finance, executive leadership, industry, and similar attributes. During fiscal 2023, the Nominating Committee met one time.

The Nominating Committee’s charter is available on the Company’s website at www.franklinwireless.com.

Stockholder Communications

Stockholders requesting communication with directors can do so by writing to Franklin Wireless Corp., c/o Corporate Secretary, 9707 Waples Street, Suite 150, San Diego, CA 92121. At this time we do not screen communications received and would forward any requests directly to the named director. If no director is named in a general inquiry, the Secretary would forward such request to the Chairman of the Board of Directors. We do not provide the physical address, email address, or phone numbers of directors without a director’s permission.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers, and employees, including our President.

Director Compensation

Our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. Employee directors do not receive any cash compensation for service as directors and do not receive any equity compensation designated for such services. Members of the Board of Directors who are not employees may receive stock option grants as consideration for their board service from time to time, although there is no established policy for such stock option grants.

Board Diversity Matrix (As of October 16, 2023)	Total Number of Directors: 5

Part I: Gender Identity

	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	3	0	0

Part II: Demographic Background

Number of Directors who identify in Any of the Categories Below:

	Female	Male	Non-Binary	Did Not Disclose Gender
African American or Black
Alaskan Native or Native American
Asian (other than South Asian)	2	2
South Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		1
LGBTQ+

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Fiscal 2023 Director Compensation

Name	Fee Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Gary Nelson	17,500	–	–	17,500
Johnathan Chee	17,500	–	–	17,500
Heidy Chow	17,500	–	–	17,500
Kristina Kim	17,500	–	–	17,500

(1)	Directors are compensated at a base rate of $15,000 and $20,000 annually for the six months ended December 31, 2022 and for the six months ended June 30, 2023, respectively, and prorated based upon board meeting attendance. Bonuses may be awarded when the business has performed exceptionally well as determined by the Board of Directors. For the year ended June 30, 2023, there has been no approved bonus for the Directors.

There were no outstanding equity awards held by any of the non-officer directors as of June 30, 2023.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The executive officers are appointed by our Board of Directors and hold office at the pleasure of the Board. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company are as follows:

Name	Age	Position
OC Kim	58	President and a Director
William (Bill) Bauer	53	Secretary and Interim Chief Financial Officer

The following includes the principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers:

OC Kim has been our President, CEO and a Director since 2003. Prior to joining Franklin Wireless, Mr. Kim was the CEO and President of Accetio Inc., a company he founded that developed modules for the wireless telecommunication industry. In 2003, Accetio Inc. merged with Franklin Telecommunications Corp. and was renamed Franklin Wireless Corp. He was a general manager of Kolon California Corp., one of Korea's most prominent conglomerates. While at Kolon Data Communications, in Korea, Mr. Kim helped introduce the first generation of CDMA phones to the Korean market through his work with Qualcomm Personal Electronics (QPE), a joint venture between Qualcomm Incorporated and Sony Electronics Inc. Mr. Kim began his career at Lucky Goldstar (LG) Electronics. He has almost 30 years of experience in sales, marketing, and operations management in the telecommunications and information systems industries. He earned a B.A. from Sogang University in Korea. We believe Mr. Kim’s qualifications to serve as a director of the Company include his extensive business, operational and management experience in the wireless industry, including his current position as the Company’s President. In addition, his knowledge of the Company’s business, products, strategic relationships and future opportunities is of great value to the Company.

William (Bill) Bauer has been serving as our Interim Chief Financial Officer since October 2022. Mr. Bauer has been with Franklin since January 2020 and has served as In-House legal counsel and Director of Strategic Planning. Prior to joining Franklin, Bill served as in-house legal counsel and senior finance executive across various industries in California and Texas. Bill has over 15 years of experience in finance and executive management. Bill also holds a Master’s degree in Business Administration from San Diego State University and a Juris Doctorate from California Western School of Law. Bill is also a member of both the California and Texas State Bars.

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Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our executive officers has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•	Except a disclosed under Information About the Board of Directors, above, been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•	Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or accrued by us for the years ended June 30, 2023 and 2022 to our President, Chief Operating Officer, and Acting Chief Financial Officer (The "Named Executive Officers").

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Total ($)
OC Kim,	2022	$300,000	$–	$566,000	$866,000
President	2023	$300,000	$–	$–	$300,000
Yun J. (David) Lee (1),	2022	$300,000	$–	$42,450	$342,450
Chief Operating Officer	2023	$300,000	$–	$–	$300,000
David Brown (2),	2022	$100,193	$–	$28,300	$128,493
Acting Chief Financial Officer	2023	$25,649	$–	$–	$25,649
Bill Bauer,	2022	$–	$–	$–	$–
Acting Chief Financial Officer	2023	$107,798	$–	$–	$107,798

(1)	On July 14,2023, the Board of Directors appointed Mr. Lee as Senior Vice President of Sales. He had previously served as Chief Operating Officer. This change did not affect his compensation.

(2)   David Brown resigned his position on September 30, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the Named Executive Officer as of June 30, 2023. The only outstanding equity awards are stock options. Options to purchase 200,000, 15,000, 10,000 and 15,000 shares were granted to OC Kim, Yun J. (David) Lee, David Brown, and Bill Bauer during fiscal 2022, respectively. 10,000 shares granted to David Brown have been forfeited and returned to the Company as he resigned his position on September 30, 2023. The options vest over periods ranging from one to three years and are subject to early termination on the occurrence of certain events related to termination of employment. In addition, the full vesting of options is accelerated if there is a change in control of the Company.

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Outstanding Equity Awards at Fiscal Year-End

Options Awards

Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) nonexercisable	Option Exercise Price ($)	Option Expiration Date
OC Kim	200,000 (1)	99,818	$3.38	12/27/2026
Yun J. (David) Lee	100,000 (1)	1,369	$5.40	07/13/2025
	15,000 (1)	7,486	$3.38	12/27/2026
Bill Bauer	15,000 (1)	7,486	$3.38	12/27/2026

(1)	The option vests and is exercisable over three years as follows and has a five-year term:

i.	33.3% of the shares underlying the option vest on the first anniversary of the date of the grant.
ii.	33.3% of the shares underlying the option vest on the second anniversary of the date of the grant.
ii.	33.3% of the shares underlying the option vest on the third anniversary of the date of the grant.

Director Compensation

Our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. Employee directors do not receive any cash compensation for service as directors and do not receive any equity compensation designated for such services. Members of the Board of Directors who are not employees may receive stock option grants as consideration for their board service from time to time, although there is no established policy for such stock option grants.

Fiscal 2023 Director Compensation

Name	Fee Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Gary Nelson	17,500	–	–	17,500
Johnathan Chee	17,500	–	–	17,500
Heidy Chow	17,500	–	–	17,500
Kristina Kim	17,500	–	–	17,500

(1)	Directors are compensated at a base rate of $15,000 and $20,000 annually for the six months ended December 31, 2022 and for the six months ended June 30, 2023, respectively, and prorated based upon board meeting attendance. Bonuses may be awarded when the business has performed exceptionally well as determined by the Board of Directors. For the year ended June 30, 2023, there has been no approved bonus for the Directors.

There were no outstanding equity awards held by any of the non-officer directors as of June 30, 2023.

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EMPLOYMENT CONTRACTS

On October 1, 2020, we entered into Change of Control Agreements with OC Kim, our President, and Yun J. (David) Lee, our Chief Operating Officer. Each Change of Control Agreement provides for a lump sum payment to the officer in case of a change of control of the Company. The term includes the acquisition of Common Stock of the Company resulting in one person or company owning more than 50% of the outstanding shares, a significant change in the composition of the Board of Directors of the Company during any 12-month period, a reorganization, merger, consolidation or similar transaction resulting in the transfer of ownership of more than fifty percent (50%) of the Company's outstanding Common Stock, or a liquidation or dissolution of the Company or sale of substantially all of the Company's assets. These agreements were for an initial term of three years but have now been extended through October 2024.

The Change of Control Agreement with Mr. Kim calls for a payment of $5 million upon a change of control, and the agreement with Mr. Lee calls for a payment of $2 million upon a change of control.

On November 10, 2022, the Company and OC Kim, its President, entered into an amendment of the employment letter agreement dated September 7, 2021. The amendment provides for a severance payment of $3 million if Mr. Kim voluntarily terminates his employment by the Company or if he voluntarily terminates his employment due to a “change in circumstances,” generally defined as a material breach by the Company of its salary and benefit obligations or a significant reduction in Mr. Kim’s title or responsibilities. In the case of a termination of employment by the Company for cause (generally defined as conviction of a felony, or a misdemeanor where imprisonment is imposed, commission of any act of theft, fraud, dishonesty, or material falsification of any employment or Company records, or improper disclosure of the Company's confidential or proprietary information), the Company is to make a severance payment of $1,500,000. In either case, any unvested options become immediately vested.

In the amendment, Mr. Kim also agrees that, for a period of two years after termination, he will not disparage the Company or its officers, solicit any of its employees to terminate their employment, or disclose any of the Company’s proprietary information.

In addition, the amendment provides for the payment of an incentive bonus to Mr. Kim of $125,000 for each calendar quarter during the remaining four-year term of the employment letter, with the first such bonus due on December 31, 2022.

The Change in Control Agreement with Mr. Kim, dated October 1, 2020, has not been terminated and remains in effect at this time.

COMPENSATION DISCUSSION AND ANALYSIS

GENERAL PHILOSOPHY - We compensate our executive officers through a mix of base salary, bonus and stock options. Our compensation policies are designed to be competitive with comparable employers and to align management’s incentives with both near term and long-term interests of our stockholders. We use informal methods of benchmarking our executive compensation, based on the experience of our directors or, in some cases, studies of industry standards. Our compensation is negotiated on a case by case basis, with attention being given to the amount of compensation necessary to make a competitive offer and the relative compensation among our executive officers.

BASE SALARIES - We want to provide our senior management with a level of cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments.

INCENTIVE COMPENSATION – Our practice is to award cash bonuses based upon performance objectives set by the Board of Directors. We maintain a bonus plan which provides our executive officers to earn cash bonuses based on the achievement of performance targets. The performance targets are set by the Board of Directors, and our executive officers are eligible to receive bonuses on a quarterly basis. The actual amount of incentive compensation paid to our executive officers is in the sole discretion of the Board of Directors.

SEVERANCE BENEFITS – We are generally an “at-will” employer and have no employment agreements with severance benefits; however, we have entered into Change of Control Agreements with OC Kim & David Lee, and a severance agreement with OC Kim that provides him with a lump sum payment in the event he leaves the Company.

RETIREMENT PLANS – In January 2022, we implemented the CalSavers retirement program, an automatic enrollment individual retirement account (IRA). The program is a voluntary participation program, and all employees have the option to participate in this program if they choose to do so.

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PAY VERSUS PERFORMANCE

We are providing the following disclosure regarding executive compensation for our CEO and other Named Executive Officers (“NEOs”), our total shareholder return and that of our selected peer group, our net income and the most important “financial performance measure” used by us to link executive pay with company performance. SEC rules. Those rules require amounts included in the “compensation actually paid” columns of the table to be calculated according to a particular formula intended to demonstrate the relationship between “compensation actually paid” to a company’s NEOs and the company’s performance. The formula reflects a number of fair value adjustments to equity awards intended to show the change in value of those awards from one year to another. They do not reflect, however, the precise amounts actually earned by or paid to our executives during the years shown in the table.

For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

The following table presents information regarding our executive compensation pay relative to corporate performance of our principal executive officers (“PEO”) and non-PEO named executive officers (“NEOs”) for Fiscal Years 2021, 2022 and 2023.

Year	Summary Compensation Table Total for PEO, OC Kim	Compensation Actually Paid to PEO, OC Kim	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (1)	Net Income
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$300,000	$300,000	$144,482	$144,482	$67.55	$(2,863,021)
2022	$866,000	$300,000	$235,472	$200,097	$57.46	$(3,762,848)
2021	$344,667	$344,667	$395,395	$193,350	$166.07	$17,699,035

(1)	Represents the total shareholder return (“TSR”) of a $100 investment in the Company’s shares as of June 30, 2020, valued again on each of June 30, 2021, 2022 and 2023.

The Summary Compensation Table (“SCT”) totals reported for the PEO and the average of the other NEOs for each year were subject to the adjustments summarized in the two tables below as required by SEC Regulation S-K Item 402(v)(2)(iii) to calculate “compensation actually paid.” Equity values are calculated in accordance with FASB ASC Topic 718. Valuation assumptions used to calculate fair values at the times indicated in the two tables below did not materially differ from those disclosed at the time of grant except for the stock price, percentage of volatility, risk free rate and the term used to calculate the valuations. The following table shows the adjustments made to the SCT totals to calculate “compensation actually paid”:

	2023		2022		2021
	PEO, OC Kim	Average Non-PEO NEOs	PEO, OC Kim	Average Non-PEO NEOs	PEO, OC Kim	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$300,000	$144,482	$866,000	$235,472	$344,667	$395,395
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table
Year-end fair value of unvested awards granted in the current year
Year-over-year difference of year-end fair values for unvested awards granted in prior years
Fair values at vest date for awards granted and vested in current year
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years			$(566,000)	$(35,375)		$(201,650)
Total Adjustments for Equity Awards			$(566,000)	$(35,375)		$(201,650)
Compensation Actually Paid (as calculated)	$300,000	$144,482	$300,000	$200,097	$344,667	$193,350

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors hereby reports as follows:

1. The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and representatives of Kreit and Chiu CPA LLP (formerly known as “Paris, Kreit, and Chiu”);

2. The Audit Committee has discussed with Kreit and Chiu CPA LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

3. The Audit Committee has received the written disclosures and a letter from Kreit and Chiu CPA LLP, required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent accountants’ communication with the Audit Committee concerning independence and has discussed Kreit and Chiu CPA LLP’s independence with Kreit and Chiu CPA LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the Securities and Exchange Commission.

The Audit Committee:

Heidy Chow, Chairman
Gary Nelson
Kristina Kim

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ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1:

PROPOSAL FOR ELECTION OF FIVE DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below, all of whom are currently serving as directors, be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as director if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees. Each nominee is currently a director of the Company.

Name	Age
OC Kim	58
Gary Nelson	83
Kristina Kim	60
Johnathan Chee	60
Heidy Chow	45

OC Kim has been our President, CEO and a Director since 2003. Prior to joining Franklin Wireless, Mr. Kim was the CEO and President of Accetio Inc., a company he founded that developed modules for the wireless telecommunication industry. In 2003, Accetio Inc. merged with Franklin Telecommunications Corp. and was renamed Franklin Wireless Corp. He was a general manager of Kolon California Corp., one of Korea's most prominent conglomerates. While at Kolon Data Communications, in Korea, Mr. Kim helped introduce the first generation of CDMA phones to the Korean market through his work with Qualcomm Personal Electronics (QPE), a joint venture between Qualcomm Incorporated and Sony Electronics Inc. Mr. Kim began his career at Lucky Goldstar (LG) Electronics. He has almost 30 years of experience in sales, marketing, and operations management in the telecommunications and information systems industries. He earned a B.A. from Sogang University in Korea. We believe Mr. Kim’s qualifications to serve as a director of the Company include his extensive business, operational and management experience in the wireless industry, including his current position as the Company’s President. In addition, his knowledge of the Company’s business, products, strategic relationships and future opportunities is of great value to the Company.

We believe Mr. Kim’s qualifications to serve as a director of the Company include his extensive business, operational and management experience in the wireless industry, including his current position as the Company’s President. In addition, his knowledge of the Company’s business, products, strategic relationships and future opportunities is of great value to the Company.

Gary Nelson has been a director since September 2003. Mr. Nelson was an early investor in Franklin Telecommunications Corp. in the 1980’s and served as a director from 2001 up until the Company’s merger with Accetio Inc. in September 2003, at which time the Company was renamed Franklin Wireless Corp. Following the merger, Mr. Nelson became a director and ultimately Chairman of the Board of Franklin Wireless Corp. He was co-founder and President of Churchill Mortgage Corporation, an income property mortgage banking firm based in Los Angeles, California, which was a loan correspondent for major life insurance companies and other financial institutions. In addition, Mr. Nelson was the Chief Operating Officer of Churchill Mortgage Capital, which was the loan origination arm of Churchill Mortgage Corporation. Mr. Nelson’s prior experience includes various marketing positions with Control Data Corporation and design engineering positions with North American Aviation where he worked on the Apollo Project. He holds a B.S. in Mechanical Engineering from Kansas State University and an MBA from the University of Southern California. We believe that Mr. Nelson’s qualifications to serve as a director of the Company include his many years of business, operational and management experience including his previous position as President of Churchill Mortgage Corporation. In addition, Mr. Nelson has served as a director of the Company for 14 years and brings a valuable historical perspective on the development of the Company’s business and its leadership.

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We believe that Mr. Nelson’s qualifications to serve as a director of the Company include his many years of business, operational and management experience including his previous position as President of Churchill Mortgage Corporation. In addition, Mr. Nelson has served as a director of the Company for thirteen years and brings a valuable historical perspective on the development of the Company’s business and its leadership.

Kristina Kim is a licensed attorney with extensive knowledge of global import/export, international trade, and regulatory issues. Ms. Kim also served as General Counsel and Vice President with Samsung International Inc. for over 14 years. Ms. Kim holds a B.A. in Biochemistry and Molecular Biology from the University of California at Santa Barbara, and a Juris Doctorate from the University of San Diego.

We believe Ms. Kim’s qualifications to serve as a director of the Company include her experience as a business attorney that allow her to provide the Company’s Board of Directors with valuable knowledge of legal matters that may affect the Company.

Johnathan Chee has been a director since September 2009. He is an attorney and has owned the Law Offices of Johnathan Chee, in Niles, Illinois, since August 2007. Mr. Chee has represented clients in various business dealings and negotiations with Ameritech, SBC, Sprint and several wireless carriers in Latin America. Between 1998 and 2007, he served as an attorney with the C&S Law Group, P.C., in Glenview, Illinois. He holds a B.A. from the University of Illinois-Chicago and a J.D. from IIT Chicago-Kent College of Law. He is a member of the Illinois Bar Association.

We believe Mr. Chee’s qualifications to serve as a director of the Company include his experience as a business attorney that allow him to provide the Company’s Board of Directors with valuable knowledge of legal matters that may affect the Company.

Heidy Chow is a Certified Public Accountant and an experienced finance and accounting executive whose client base includes several IT companies. Ms. Chow is an Assurance Partner of The Pun Group, LLP and has over fifteen (15) years of combined experience in auditing, consulting and finance. Ms. Chow’s career in public accounting was spent primarily with the national firms of RSM US and Ernst & Young, and regional firms where she has specialized in corporate accounting and auditing services. She supervises engagement teams in areas of designing and planning audits in accordance with the AICPA Generally Accepted Auditing Standards and Public Company Accounting Oversight Board (PCAOB) standards. In addition, she often serves on a contract basis as Chief Financial Officer for privately held small and middle market companies. She holds a B.S. in Accounting from California State Polytechnic University, Pomona.

We believe Ms. Chow’s qualifications to serve as a director of the Company include her experience as a CPA and auditor allow her to provide the Company’s Board of Directors with valuable knowledge of financial and accounting matters that may affect the Company.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders, who are entitled to vote, present or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute less than a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

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ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they support our Named Executive Officer compensation as described in this proxy statement. This advisory vote, commonly referred to as "say on pay," is not intended to address any specific item of compensation, but instead relates to the tabular disclosures regarding Named Executive Officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals. Accordingly, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution: "Resolved, that the stockholders approve the compensation of the Company's named executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission, including the compensation tables and the related footnotes and narrative disclosures." Although this vote is advisory and is not binding on the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Approval of this non-binding proposal requires the affirmative vote of a plurality of the votes cast by stockholders who are entitled to vote, present in person or represented by Proxy at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

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ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors has recently selected Simon & Edward, LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements of the Company for fiscal year 2024. Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of Simon & Edward, LLP, the Audit Committee may reconsider its selection.

The vote of a majority of the shares of Common Stock or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. Kreit and Chiu CPA LLP has acted as the Company’s independent registered public accounting firm during the past fiscal year. It is not anticipated that a representative of Kreit and Chiu CPA LLP will attend the Annual Meeting of Stockholders.

The aggregate fees billed for the most recently completed fiscal period for the audit of our annual financial statements and services normally provided by the independent registered public accounting firm for this fiscal period were as follows:

	FY 2023	FY 2022
Audit Fees	$84,250	$91,500
Total Fees	$84,250	$91,500

In the above table, "audit fees" are fees billed by our external auditor for services provided in auditing our company's annual financial statements for the subject year. The fees set forth on the foregoing table relate to the audit as of and for the years ended June 30, 2023, and 2022, which was performed by Kreit, and Chiu CPA LLP (formerly as “Paris, Kreit, and Chiu CPA LLP”). All of the services described above were approved in advance by the Board of Directors or the Company's Audit Committee.

Pre-Approval Policies and Procedures

The Board of Directors pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. All of the services described above were approved in advance by the Board of Directors.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF Simon & Edward, LLP AS AUDITORS FOR THE 2024 FISCAL YEAR.

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ACTIONS TO BE TAKEN AT THE MEETING (Continued)

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy and will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of Franklin's Annual Report on Form 10-K for the fiscal year ended June 30, 2023 may be obtained without charge by writing to the Corporate Secretary, Franklin Wireless Corp., 9707 Waples Street, Suite 150, San Diego, CA 92121.

Stockholders Proposals for the 2024 Annual Meeting

Any stockholder who wishes to present proposals for inclusion in the Company’s proxy materials for the 2024 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible, the stockholder proposals must be received by our Corporate Secretary at our principal executive office on or before July 15, 2024. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than October 22, 2024.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

/s/ OC Kim
OC Kim
President

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Franklin Wireless Corp.

2023 Proxy Card

The undersigned hereby appoints OC Kim as attorney and proxy for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all shares of stock of Franklin Wireless Corp., a Nevada corporation, held of record by the undersigned on October 12, 2023, at the Annual Meeting of the Shareholders to be held on December 21, 2023, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3, and in the discretion of the proxy as to such other matters as may properly come before the meeting.

[X] Please mark the votes as in this example.

The Board of Directors Recommends that you vote FOR all directors listed in Proposal 1 and vote FOR Proposals 2 and 3

Proposal #	Description	FOR	Against	Abstain
1.	Election of Directors Nominees Include: • OC Kim • Gary Nelson • Kristina Kim • Jonathan Chee • Heidy Chow	______ ______ ______ ______ ______	______ ______ ______ ______ ______	______ ______ ______ ______ ______
2.	Ratification of the appointment of Simon & Edward LLC as Auditors	______	______	______

3.	Advisory Vote on Approval of Executive Compensation	______	______	______

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Please sign exactly as your name appears on the address label affixed hereto. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

_____________________________________ (signature) ____________________________________ (printed name) Date: ____________________________	_____________________________________ (signature) - Joint Owner _____________________________________ (printed name) Date: ____________________________

Control ID: _____________	Shares Voted: _____________________

Please print your name clearly. If we cannot read your name, we cannot record your vote.

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